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                                                                  EXHIBIT 10.29

                              MARKETING AGREEMENT

         THIS MARKETING AGREEMENT ("hereinafter Agreement") is entered into on this 14th day of November, 1997, by and between FIRST COMMUNITY INSURANCE COMPANY, (hereinafter "FCIC"), with its principal offices located at 360 Central Avenue, St. Petersburg, FL 33701, and NOBEL INSURANCE COMPANY (hereinafter "Nobel"), with its principal offices located at 8001 L.B.J. Freeway, Suite 300, Dallas, Texas 75251-1301.

         WHEREAS, Nobel is pleased with the service rendered by FCIC as a Write Your Own (hereinafter "WYO") servicing carrier for the National Flood Insurance Program (hereinafter "NFIP") and wishes to endorse FCIC as its exclusive "flood insurance carrier of choice";

         WHEREAS, FCIC wishes to act as the NFIP servicing carrier for certain independent agents currently writing non-flood insurance business with Nobel ("Independent Agents"), and Nobel wishes to offer FCIC's services to these Independent Agents;

         NOW, THEREFORE, FCIC and Nobel, in consideration of the covenants and agreements contained herein and in further consideration of the benefits and advantages flowing from each to the other, covenant and agree as follows:

I.       NOBEL'S OBLIGATIONS:

         A. Nobel shall endorse FCIC as a WYO servicing carrier for the NFIP and shall communicate to Independent Agents that FCIC is the "flood insurance carrier of choice".

         B. Nobel shall lend support to FCIC's personnel in the training of Independent Agents involved with the NFIP.

         C. Nobel shall assist FCIC in enlisting Independent Agents to act as agents for FCIC. Independent Agents may enlist as FCIC's NFIP agents by executing a Flood Insurance Agreement and an Excess Flood Insurance Agreement. A copy of the Agreements are attached hereto as Exhibit "A" and Exhibit "B", respectively. Nobel shall promptly forward to FCIC any signed and executed Flood Insurance and Excess Flood Insurance Agreements, received by them directly, upon execution.

         D.       Nobel shall have no authority to bind FCIC on any risk.

II.      FCIC OBLIGATIONS:

         A. As full and complete payment of the services provided by Nobel hereunder, FCIC shall pay to Nobel a management fee of five (5%) percent of the net direct written premium on flood insurance business, and excess flood insurance business, generated by Independent Agents who had previously executed the attached Flood Insurance and Excess Flood Insurance Agreements. The above management fee shall be in addition to any fee or commission on new business and subsequent renewals paid to any Independent Agents pursuant to their individual Flood Insurance and Excess Flood Insurance Agreements. Notwithstanding the foregoing, the management fee paid to Nobel and any commission paid any individual Independent Agent shall not exceed 20% of net direct written premium.

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         B.       Nobel shall only be entitled to a management fee on business generated by Independent Agents whose Flood Insurance and Excess Flood Agreements have been received and duly processed by FCIC, under this Agreement.

         C. FCIC shall pay Nobel one half (1/2), currently totaling 1.65%, of all allocated catastrophe fees paid to FCIC pursuant to any numbered catastrophe claim that is generated by business specifically produced by Nobel and Independent Agents, under this Agreement.

         D. FCIC shall pay Nobel a marketing fee of five ($5.00) for each new business flood insurance application submitted by an Independent Agent via the Flood Writer(R) rating disk or through agency interface.

III.     TERMINATION

         A. This agreement shall be for a period of two (2) years, commencing upon the execution of this Agreement.

         B. This Agreement may, at the option of Nobel, be terminated for cause in the event that FCIC fails to perform any of the terms and conditions of this Agreement and such failure continues for a period of ninety (90) days after written notice has been given by Nobel to FCIC specifying the nature of the default(s).

IV.      INDEPENDENT CONTRACTOR

         FCIC and Nobel agree that Nobel shall act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Nobel shall be responsible for payment of all taxes including Federal, State, and local taxes arising out of Nobel's activities in accordance with this Agreement, including, by way of illustration but not limitation, Federal and State Income Tax, Social Security Tax, Unemployment Insurance Tax and other taxes or business licenses as may be required.

V.       NON-COMPLETE

         During the term of the Agreement and for a period of one year after termination of this Agreement, unless authorized in writing, neither FCIC nor its subsidiaries shall directly or indirectly solicit, or assist any affiliate of FCIC in soliciting, any Independent Agent of Nobel, that had previously executed a Flood Insurance Agreement or Excess Flood Insurance Agreement with FCIC, for the purpose of retaining the Independent Agent to write any type of FCIC's non-flood insurance product business. Notwithstanding, this section shall not apply to Nobel's Independent Agents that had, prior to the execution of this Agreement, executed a Standard Agency Agreement with FCIC.

VI.      INDEMNIFICATION

         A. Nobel shall indemnify and save FCIC harmless from any and all cost, claims, or demands (including FCIC's reasonable attorney's fees, whether incurred prior to the commencement of formal legal action, or at the trial, or Appellate Court level) resulting from any unauthorized acts of Nobel, or any breach of any of the provisions of this Agreement by Nobel.

         B. FCIC shall indemnify and save Nobel harmless from any and all cost, claims, or demands (including Nobel's reasonable attorney's fees, whether incurred prior to the commencement of formal legal action, or at the trial, or Appellate Court level) resulting from any unauthorized acts of FCIC, or any breach of any of the provisions of this Agreement by FCIC.
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VII.     CONFIDENTIAL INFORMATION

         The parties agree that any and all information and printed material received during the furtherance of their obligations, in accordance with this Agreement, which concerns the finances, trade secrets, business arrangement, or other business affairs of either party, its customers or its affiliates shall be treated by the both parties as confidential and proprietary and shall not be revealed to any other person, firm, or organization, nor used by either party for its own benefit.

VIII.    COMPLIANCE WITH STATE LAW

         Nobel agrees to comply with the laws of the states covered by this Agreement and with the rules and regulations of all regulatory authorities having jurisdiction over the Nobel's activities, and shall, whenever necessary, maintain at its own expense, if so required, all licenses to transact business in such states.

IX.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of all affiliated or subsidiary corporations of the respective parties. Otherwise, Nobel may not assign this Agreement without FCIC's written consent, which may be withheld for any reason or for no reason.

X.       ENTIRE AGREEMENT

         This Agreement contains all of the oral and/or previously written agreements, representations, and arrangements between the parties hereto, with respect to the subject matter of this Agreement, and all rights which the respective parties may have had under any written agreement and/or oral agreement are hereby canceled and terminated, and all parties agree that there are no representations or warranties other that those set forth herein.

XI.      ATTORNEY FEES

         If either of the parties hereto shall bring a court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of the legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

XII.     CHOICE OF LAW/VENUE

         This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to choice of law provisions.

XIII.    MISCELLANEOUS

         No change or modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties hereto. The paragraph captions as to the contents of the particular paragraph herein are inserted only for convenience and are in no way to be construed as a part of their Agreement or as a limitation of the scope of a particular paragraph in which they are contained. The words of a gender viewed in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires. Should any part of this Agreement for any reason be declared invalid, such decisions shall not affect the validity of any remaining portion, as if this Agreement had been executed with the invalid portion thereof eliminated.

XIV.     NOTICES

         Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, or by registered or certified mail or by facsimile transmission and shall be addressed as follows:
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         As to FCIC:                         FCIC Insurance Company
                                             360 Central Avenue
                                             St. Petersburg, FL 33701
                                             Attention: Kathleen M. Batson
                                             Fax: (813) 823-6518

         As to Nobel:                        Nobel Insurance Company.
                                             PO Box 6108
                                             Columbia, South Carolina 29260
                                             Attention: Loren B. Gallogly III
                                             Fax: (803) 782-5569


Notices sent by hand delivery shall be deemed effective on the date of hand deliver. Notices sent by overnight carrier shall be deem effective on the next business day after being placed unto the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited onto the post officer.

IN WITNESS WHEREOF, the parties hereto have placed their hand and seals this 14th day of November, 1997.



WITNESS:                            FIRST COMMUNITY INSURANCE COMPANY


/s/ Jeffrey S. Bragg                BY: /s/ Kelly K. King
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/s/ Diane C. Hillard                AS ITS: CFO
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                                    DATE: 11/14/97
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WITNESS:                            NOBEL INSURANCE COMPANY


/s/ Illegible                       BY:/s/ Loren B. Gallogly III
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/s/ R. Mark Walsh                   AS ITS: Vice President of Bus Devel.
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                                    DATE: 11-19-97
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